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EXHIBIT 23.03(a)

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-109122 on Form S-1 for Global Macro Trust (the "Trust"), as filed with the Securities and Exchange Commission on or about April 7, 2005, of our report dated February 25, 2005, relating to the Trust's financial statements as of December 31, 2004 and for the year then ended appearing in the Prospectus which is a part of such Post-Effective Amendment. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
April 6, 2005

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Consent of Independent Registered Public Accounting Firm